                                                     EXHIBIT 11


                  DURAKON INDUSTRIES, INC.
              CALCULATION OF EARNINGS PER SHARE
                       (UNAUDITED)

(In thousands, except per
share amounts)
                                 Three Months Ended September 30,
                                           1995         1994
Net earnings available to common
 stockholders                              $925        $3,480

Primary

Average number of shares oustanding       6,520         6,517

Add:  Dilutive effect of stock options
      based upon treasury stock method      166           148

Total                                     6,686         6,665

Per share amount                          $0.14         $0.52

Fully diluted

Average number of shares outstanding      6,520         6,517

Add:  Dilutive effect of stock options
      based upon treasury stock method      168           148

Total                                     6,688         6,665

Per share amount                          $0.14         $0.52

Note: This calculation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6(b) of Form 10-Q.
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
                                                     EXHIBIT 11
                                                     (cont'd)

                    DURAKON INDUSTRIES, INC.
                CALCULATION OF EARNINGS PER SHARE
                          (UNAUDITED)

(In thousands, except per
share amounts)
                                  Nine Months Ended September 30,
                                         1995          1994
Net earnings available to common
 stockholders                           $6,865        $9,225

Primary

Average number of shares oustanding      6,520         6,493

Add:  Dilutive effect of stock options
      based upon treasury stock method     170           150

Total                                    6,690         6,643

Per share amount                         $1.03         $1.39


Fully diluted

Average number of shares outstanding     6,520         6,493

Add:  Dilutive effect of stock options
      based upon treasury stock method     170           150

Total                                    6,690         6,643

Per share amount                         $1.03         $1.39


Note: This calculation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6(b) of Form 10-Q.

</TEXT)

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